Exhibit 99.2

NASDAQ Grants PhotoMedex Exception Necessary for First Tranche of Financing of Up To $6 Million

MONTGOMERYVILLE, Pa.--(BUSINESS WIRE)--September 17, 2009--PhotoMedex, Inc. (NASDAQ: PHMD) today announced that NASDAQ has granted the Company’s request for an exception to NASDAQ’s stockholder approval requirements, in accordance with NASDAQ Listing Rule 5635. This will enable the Company to raise, in the first tranche of a private placement without stockholder approval, up to nearly $4 million in the near term through the issuance of up to 6.1 million shares of the Company’s common stock at $0.65 per share to one or more accredited investors approved by the Company. The Company is in process of soliciting investors for the first tranche. The first tranche is expected to close on or about September 28, 2009.

In the second tranche, for which the Company will seek stockholder approval, the Company will cover over- or under-subscription of the first tranche and may issue up to an additional 3 million shares to raise up to nearly another $2 million from accredited investors for a total aggregate issuance of up to 9.1 million of its shares of common stock. The second tranche, if needed, is expected to close after stockholder approval is obtained.

If all 9.1 million shares are placed, then the Company will raise nearly $6 million in gross proceeds. The Company intends to use the proceeds from the private placement to pay down outstanding accounts payable to vendors and service providers, to meet near-term debt service requirements, to redirect and refocus its business plan and otherwise for general working capital purposes.

Absent this exception, NASDAQ rules would have required the approval of the Company’s stockholders prior to the issuance of the shares in the first tranche. To obtain this exception, PhotoMedex was required to demonstrate to NASDAQ that the delay associated with the effort to secure stockholder approval would have seriously jeopardized the Company’s financial viability. As also required by NASDAQ, on August 20, 2009, the Audit Committee of the Company’s Board of Directors expressly approved the Company’s reliance on this exception.

About PhotoMedex

PhotoMedex develops proprietary excimer laser and fiber optic systems and techniques directed toward dermatological applications, with FDA 510(k) clearances to market the XTRAC® laser system for the treatment of psoriasis, vitiligo, atopic dermatitis and leukoderma. The Company is a leader in the development, manufacturing and marketing of medical laser products and services. PhotoMedex also develops and markets products based on DNA Repair and its patented, clinically proven Copper Peptide technology for skin health, hair care and wound care. PhotoMedex sells directly to dermatologists, plastic and cosmetic surgeons, and salons. ProCyte brands include Neova®, Ti-Silc®, VitalCopper®, Simple Solutions® and AquaSanté®.

In addition, as a result of the recent merger with PhotoTherapeutics, PhotoMedex now researches, develops and manufactures non-laser light devices for the treatment of clinical and aesthetic dermatological conditions and adds the Omnilux™ products to its portfolio. The Omnilux products incorporate a new technology based on narrowband Light Emitting Diodes (LEDs) to treat a wide range of dermatological conditions including acne, photodamage, and skin rejuvenation.

Safe Harbor Statement

Some portions of this release, particularly those describing PhotoMedex’ strategies contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including the ability of the Company to find investors willing to invest in the offering for the entire 9.1 million shares, obtaining stockholder approval of the second tranche of the offering, difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results. In light of significant uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward-looking statements will be achieved. For further details and a discussion of these and other risks and uncertainties, please see our annual report on Form 10-K for the year ended December 31, 2008 and other reports which are on file with the SEC. We undertake no obligation to publicly update any forward-looking statement, either as a result of new information, future events or otherwise.

CONTACT:
Company Contact:
PhotoMedex, Inc.
Dennis McGrath, CEO
215-619-3287
info@photomedex.com
or
Investor Contacts:
Lippert/Heilshorn & Associates, Inc.
Kim Sutton Golodetz (Kgolodetz@lhai.com)
212-838-3777
Bruce Voss (Bvoss@lhai.com)
310-691-7100